CPI AEROSTRUCTURES, INC. 8-K

Exhibit 99.1

CPI AEROSTRUCTURES REPORTS THIRD QUARTER

AND NINE MONTH 2025 RESULTS

Third Quarter 2025 vs. Third Quarter 2024

●	Revenue of $19.3 million compared to $19.4 million;

●	Gross profit of $4.3 million compared to $4.2 million;

●	Gross margin of 22.3% compared to 21.7%;

●	Net income of $1.1 million compared to net income of $0.7 million;

●	Earnings per share of $0.09 compared to earnings per share of $0.06;

●	EBITDA(1) of $1.9 million compared to $1.7 million.

Nine Months 2025 vs. Nine Months 2024

●	Revenue of $49.8 million compared to $59.3 million;

●	Gross profit of $6.6 million compared to $12.9 million;

●	Gross margin of 13.3% (20.4% excluding A-10 Program impact) compared to 21.7%;

●	Net (loss) income of $(1.5) million compared to net income of $2.3 million;

●	(Loss) earnings per share of $(0.12) compared to earnings per share of $0.19;

●	Adjusted EBITDA(1) of $(0.6) million ($3.9 million excluding A-10 Program impact) compared to $5.5 million;

●	Debt as of September 30, 2025 of $15.9 million compared to $18.2 million as of September 30, 2024.

EDGEWOOD, N.Y. – November 13, 2025 – CPI Aerostructures, Inc. (“CPI Aero” or the “Company”) (NYSE American: CVU) today announced financial results for the three and nine months ended September 30, 2025.

“Our third quarter 2025 performance was stronger than third quarter 2024 on all fronts, with improved product mix and efficiencies resulting in 60 basis points gross profit margin increase and a 49% net income increase. In addition, our third quarter-adjusted EBITDA of $1.9 million is 17% higher than third quarter 2024. Our nine-month results remain affected by the Boeing A-10 Program termination impacts of the first half the year.

“We also continued to improve our balance sheet during the third quarter, bringing our total debt down to an all-time low of $15.9 million and our Debt-to-Adjusted EBITDA Ratio to 2.6 excluding the impact of the A-10 Program termination,” continued Dorith Hakim, President and CEO.

Added Ms. Hakim, “We are also pleased to receive an award from Raytheon, an RTX business, to manufacture structural missile wing assemblies for an undisclosed platform. This single source firm fixed price order with deliveries starting in 2026 represents a strategic win for CPI Aero, adding to our backlog of $509 million as of September 30, 2025. This award continues our success of winning new development programs and demonstrates the confidence top tier companies have in CPI Aero.”

About CPI Aero

CPI Aero is a prime contractor to the U.S. Department of Defense as well as a Tier 1 subcontractor to some of the largest aerospace and defense contractors in the world. CPI Aero provides engineering, program management, supply chain management, assembly operations and MRO services to this global network of customers. CPI Aero is recognized as a leader within the international aerospace market in such areas as aircraft structural assemblies, military advanced tactical pod structures, engine air inlets, and complex welded products. CPI Aero’s international customer base enjoys a unique combination of large-company capabilities, matched with small-company value, responsiveness, and personal customer service.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this press release are forward-looking statements. The Company does not guarantee that it will actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company’s forward-looking statements.

Forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. There are a number of important factors that could cause the Company’s actual results to differ materially from those indicated or implied by its forward-looking statements, including those important factors set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2024 filed with the Securities and Exchange Commission. Although the Company may elect to do so at some point in the future, the Company does not assume any obligation to update any forward-looking statements and it disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

CPI Aero® is a registered trademark of CPI Aerostructures, Inc. For more information, visit www.cpiaero.com, and follow us on Twitter @CPIAERO.

Contacts:

Investor Relations Counsel	CPI Aerostructures, Inc.
LHA Investor Relations	Pamela Levesque
Jody Burfening	Interim Chief Financial Officer
(212) 838-3777	(631) 586-5200
cpiaero@lhai.com	plevesque@cpiaero.com
www.cpiaero.com

CPI AEROSTRUCTURES, INC. AND SUBSIDIARIES

 CONSOLIDATED BALANCE SHEETS

	September 30, 2025 (Unaudited)	December 31, 2024
ASSETS
Current Assets:
Cash	$546,591	$5,490,963
Accounts receivable, net	6,399,594	3,716,378
Contract assets, net	33,695,994	32,832,290
Inventory	593,605	918,288
Prepaid expenses and other current assets	552,585	634,534
Total Current Assets	41,788,369	43,592,453

Operating lease right-of-use assets	9,871,784	2,856,200
Property and equipment, net	565,542	767,904
Deferred tax asset, net	19,918,449	18,837,576
Goodwill	1,784,254	1,784,254
Other assets	127,624	143,615
Total Assets	$74,056,022	$67,982,002

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$16,487,974	$11,097,685
Accrued expenses	4,449,051	7,922,316
Contract liabilities	1,992,910	2,430,663
Loss reserve	95,082	22,832
Current portion of line of credit	1,500,000	2,750,000
Current portion of long-term debt	5,449	26,483
Operating lease liabilities, current	1,400,596	2,162,154
Income taxes payable	21,253	58,209
Total Current Liabilities	25,952,315	26,470,342

Line of credit, net of current portion	14,390,000	14,640,000
Long-term operating lease liabilities	8,724,638	938,418
Total Liabilities	49,066,953	42,048,760

Commitments and Contingencies (see note 11)		—

Shareholders’ Equity:
Common stock - $.001 par value; authorized 50,000,000 shares, 12,988,814 and 12,978,741 shares, respectively, issued and outstanding	12,989	12,979
Additional paid-in capital	75,015,659	74,424,651
Accumulated deficit	(50,039,579)	(48,504,388)
Total Shareholders’ Equity	24,989,069	25,933,242
Total Liabilities and Shareholders’ Equity	$74,056,022	$67,982,002

CPI AEROSTRUCTURES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$19,269,102	$19,419,879	$49,848,818	$59,311,356
Cost of sales	14,962,788	15,200,210	43,229,647	46,422,514
Gross profit	4,306,314	4,219,669	6,619,171	12,888,842

Selling, general and administrative expenses	2,551,355	2,742,036	8,041,156	8,231,875
Income (loss) from operations	1,754,959	1,477,633	(1,421,985)	4,656,967

Other income	—	—	6,980	—
Interest expense	(387,922)	(573,366)	(1,163,559)	(1,793,472)
Income (loss) before provision for income taxes	1,367,037	904,267	(2,578,564)	2,863,495

Provision (benefit) provision for income taxes	253,345	154,590	(1,043,373)	535,634
Net Income (loss)	$1,113,692	$749,677	$(1,535,191)	$2,327,861

Income per common share, basic	$0.09	$0.06	$(0.12)	$0.19
Income per common share, diluted	$0.09	$0.06	$(0.12)	$0.18

Shares used in computing income per common share:
Basic	12,763,486	12,647,023	12,740,097	12,559,876
Diluted	12,818,191	12,717,128	12,740,097	12,650,340

Unaudited Reconciliation of GAAP to Non-GAAP Measures

Note: (1) Adjusted EBITDA is a non-GAAP measure defined as GAAP income from operations plus depreciation, amortization and stock-compensation expense.

Adjusted EBITDA as calculated by us may be calculated differently than Adjusted EBITDA for other companies. We have provided Adjusted EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance understanding of our operating results. Adjusted EBITDA should not be construed as either an alternative to income from operations or net income or as an indicator of our operating performance or an alternative to cash flows as a measure of liquidity. The adjustments to calculate this non-GAAP financial measure and the basis for such adjustments are outlined below. Please refer to the following table below that reconciles GAAP income from operations to Adjusted EBITDA.

The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Depreciation. The Company incurs depreciation expense (recorded in cost of sales and in selling, general and administrative expenses) related to capital assets purchased, leased or constructed to support the ongoing operations of the business. The assets are recorded at cost or fair value and are depreciated over the estimated useful lives of individual assets.

Stock-based compensation expense. The Company incurs non-cash expense related to stock-based compensation included in its GAAP presentation of cost of sales and selling, general and administrative expenses. Management believes that exclusion of these expenses allows comparison of operating results to those of other companies that disclose non-GAAP financial measures that exclude stock-based compensation.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the Adjusted EBITDA financial adjustments described above, and investors should not infer from the Company's presentation of this non-GAAP financial measure that these costs are unusual, infrequent, or non-recurring.

Reconciliation of income from operations to Adjusted EBITDA is as follows:

	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2024	2025	2024
Income From Operations	1,754,959	1,477,633	(1,421,985)	4,656,967
Depreciation	78,897	102,847	266,262	305,260
Stock Based Compensation	102,206	72,713	591,018	529,711
Adjusted EBITDA	1,936,062	1,653,193	(564,705)	5,491,938
A-10 Termination	—	—	4,468,528	—
Adjusted EBITDA Excluding A-10 adjustment	1,936,062	1,653,193	3,903,823	5,491,938